UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
December 22, 2014
(Date of earliest event reported)

SABINE OIL & GAS CORPORATION

(Formerly Forest Oil Corporation)

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1415 Louisiana, Suite 1600
Houston, Texas 77002

(Address of principal executive offices, including zip code)

(832) 242-6900

(Registrant’s telephone number, including area code)

Forest Oil Corporation

707 17th Street, Suite 3600
Denver, Colorado, 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance and Change in Control Agreements

On December 22, 2014, Sabine Oil & Gas Corporation, a New York corporation (“Sabine” or the “Company”), entered into Severance and Change in Control Agreements with each of the executive officers of the Company (each a “Severance Agreement”):

•                  David J. Sambrooks, President and Chief Executive Officer

•                  R. Todd Levesque, Executive Vice President and Chief Operating Officer

•                  Cheryl R. Levesque, Senior Vice President, Asset Development

•                  Timothy D. Yang, Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary

The Severance Agreements provide the executives with certain severance benefits in connection with a termination of employment under certain circumstances, including in connection with a “change in control” (as defined in the Severance Agreement).  The Severance Agreements also cancel the employment agreements previously entered into between each of the executive officers of Sabine and NFR Energy LLC, the predecessor to Sabine Oil & Gas LLC, to the extent applicable.

More specifically, under the Severance Agreements, in the event of (i) a termination of the executive’s employment by the Company without “cause” (as defined in the Severance Agreement), (ii) a termination of employment by the executive with “good reason” (as defined in the Severance Agreement), or (iii) the executive’s death or disability (collectively, a “Termination Event”) that occurs outside (a) the six month period ending on the date a change in control occurs, and (b) the two year period beginning on the date a change in control occurs (such period described in (a) and (b), the “Protection Period”), the executive will be entitled to accrued but unpaid base salary through the date of termination and incentive bonus for the calendar year ended immediately prior to the date of termination, to the extent yet unpaid (the “Accrued Payments”). Contingent upon the executive satisfying certain release of claims requirements, the executive will also be entitled to (A) a lump sum payment equal to one-and-a-half times (1.5x) for Mr. Sambrooks, and one times (1x) for Messrs. Levesque and Yang and Ms. Levesque, the amount of his or her (1) base salary plus (2) average actual annual bonus for the three years preceding the Termination Event (or, if the executive has been employed less than three full years, the average of any annual bonuses received by the executive, or, if the executive has not yet received an annual bonus, an amount equal to the executive’s annual base salary that is effective as of the Termination Event), (B) except as otherwise provided in the 2014 LTIP (as defined in the Severance Agreement) or an individual award agreement, accelerated vesting of the executive’s outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria), (C) continued medical, dental and vision benefits for the executive and his or her spouse and eligible dependents for up to twelve (12) months following the date of termination or until the executive is or becomes eligible for comparable coverage under the group health plans of a subsequent employer, and (D) certain outplacement services directly related to the executive’s termination of employment for up to twelve (12) months following termination.

In the event the executive experiences a Termination Event that occurs during the Protection Period and contingent upon the executive satisfying certain release of claims requirements, the executive will be entitled to (i) the Accrued Payments, (ii) a lump sum payment equal to two times (2x) for Mr. Sambrooks, and one-and-a-half times (1.5x) for Messrs. Levesque and Yang and Ms. Levesque, the amount of his or her (a) base salary plus (b) target bonus for the calendar year in which the Termination Event occurs, (iii) except as otherwise provided in the 2014 LTIP or an individual award agreement, accelerated vesting of the executive’s outstanding equity-based compensation awards at the time of the Termination Event (using actual levels of performance for equity-based compensation awards designed to vest upon the satisfaction of performance criteria), (iv) a pro-rata portion of the executive’s bonus for the calendar year in which a Termination Event occurs, (v) continued medical, dental and vision benefits for the executive and his or her spouse and eligible dependents for up to twenty-four (24) months following the date of termination or until the executive is or becomes eligible for comparable coverage under the group health plans of a subsequent employer, and (vi) certain outplacement services directly related to the executive’s termination of employment for up to twelve (12) months following termination.

The Severance Agreements also contain certain restrictive covenants, including the obligation not to compete with the Company, the obligation not to solicit any existing or prospective customers of the Company, and a confidentiality requirement. In the event the executive violates these restrictive covenants, the Company is entitled as a matter of right to specific performance of the covenants and other appropriate judicial remedies.

The summary of the Severance Agreements in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of each of the Severance Agreements, which are filed as Exhibits 10.1 through 10.4 hereto and which are incorporated herein by reference.

Amendment to Employee Stock Purchase Plan

On December 22, 2014, the board of directors of the Company approved an amendment to the Forest Oil Corporation 1999 Employee Stock Purchase Plan, as amended and restated effective May 7, 2013 (the “ESPP”) which freezes the ESPP in all respects, including the ability of participants and eligible employees to participate in the ESPP, by discontinuing all Dates of Grant (as defined in the ESPP), Option Periods (as defined in the ESPP), and payroll deductions under or pursuant to the ESPP, effective as of the close of the Option Period ending on December 31, 2014 and before the commencement of the Option Period that would otherwise be scheduled to begin on January 1, 2015 and continuing indefinitely until further action is taken by the Company.  The result of the amendment to the ESPP is that, unless and until further action is taken by the Company: (a) no Date of Grant shall occur on January 1, 2015 or thereafter, (b) no Option Periods following the Option Period ending on December 31, 2014 shall commence, (c) all payroll deductions applicable to any Option Period following the Option Period ending on December 31, 2014 shall be canceled, (d) the ESPP is being frozen in all respects, and (e) the ESPP is not being terminated.

The summary of the amendment to the ESPP in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the amendment, which is filed as Exhibit 10.5 hereto and which is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)      Exhibits.

No.	Exhibit
10.1	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with David J. Sambrooks, dated December 22, 2014.

10.2	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with R. Todd Levesque, dated December 22, 2014.

10.3	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with Cheryl R. Levesque, dated December 22, 2014.

10.4	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with Timothy D. Yang, dated December 22, 2014.

10.5	First Amendment to the Forest Oil Corporation 1999 Employee Stock Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE OIL & GAS CORPORATION
December 23, 2014

	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

No.	Exhibit
10.1	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with David J. Sambrooks, dated December 22, 2014.

10.2	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with R. Todd Levesque, dated December 22, 2014.

10.3	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with Cheryl R. Levesque, dated December 22, 2014.

10.4	Sabine Oil & Gas Corporation Severance and Change in Control Agreement with Timothy D. Yang, dated December 22, 2014.

10.5	First Amendment to the Forest Oil Corporation 1999 Employee Stock Purchase Plan.